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                                                                    EXHIBIT 10.1

                       TERMINATION OF EMPLOYMENT CONTRACT

         THIS TERMINATION OF EMPLOYMENT CONTRACT is made and entered into this 27th day of March 1996 ("Contract"), between STERLING HEALTHCARE GROUP, INC., a Florida corporation ("EMPLOYER"), and Laura Seff ("EMPLOYEE").

                                R E C I T A L S:

         A. Pursuant to an amended and restated employment contract dated as of January 1, 1995 (the "Employment Contract"), EMPLOYEE served as the Senior Vice President of Corporate Quality/Resource Development of EMPLOYER through November 9, 1995 and thereafter as an employee of EMPLOYER.

         B. On November 10, 1995 EMPLOYEE and EMPLOYER agreed that EMPLOYEE would be placed on personal leave of absence with full salary and benefits.

         C. EMPLOYEE and EMPLOYER have agreed that effective May 1, 1996, EMPLOYEE shall cease to be an employee with EMPLOYER (the "Termination").

         D. EMPLOYEE AND EMPLOYER desire and do hereby memorialize the terms of the Termination.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

                                   ARTICLE I
                                    RECITALS

         The above stated Recitals are true and correct and are incorporated by reference into this Contract.

                                 ARTICLE II
                                 Termination

         Effective at the close of business on May 1, 1996 EMPLOYEE shall cease to be an employee of EMPLOYER.

                                  ARTICLE III
                               SEVERANCE PAYMENT

         On May 8, 1996, EMPLOYER shall deliver to EMPLOYEE the sum of $49,450.23 cash (the Severance Payment).

                                   ARTICLE IV
                                    RELEASE

         Except for obligations set forth in this Agreement, EMPLOYEE hereby releases, and forever discharges EMPLOYER its subsidiaries, its successors and assigns, and any and all of their past, present and or future directors, officers, agents, employees and shareholders, from any and all claims, causes of action and liabilities of any kind, arising from EMPLOYEE'S employment and/or the Termination. This Release includes, but is not limited to, claims under the following laws: 1) The Civil Rights Act of 1964, as amended; 2) The Age

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Discrimination in Employment Act, as amended or the Older Workers' Benefit
Protection Act; 3) The Americans with Disabilities Act; 4) The Employee Retirement Income Security Act of 1974; 5) The Florida Human Relations Act; and
6) any federal, state, or local statute law or ordinance of any kind pertaining to discrimination in employment. Except for obligations set forth in this Agreement, EMPLOYER and any and all of its past, present and or future directors, officers, agents, employees and shareholders, hereby releases, and forever discharges EMPLOYEE, from any and all claims, causes of action and liabilities of any kind, arising from EMPLOYEE'S employment and/or the Termination.

                                   ARTICLE V
                     AUTOMOBILE, INSURANCE and STOCK OPTION

         A. Automobile. EMPLOYEE acknowledges that subsequent to April 25, 1996, EMPLOYER shall have no responsibility for and shall not cover any payments associated with the automobile referred to in Article V of the Employment Contract (the "Automobile"). Further, subsequent to May 25, 1996, EMPLOYEE shall indemnify EMPLOYER of and from any losses or liabilities arising out of any expenses associated with the Automobile, including, without limitation, lease payments, insurance charges and maintenance charges.

         B.      Insurance.   EMPLOYEE and EMPLOYER acknowledge that,
subject to applicable law and in compliance with EMPLOYER'S current benefit plans, through May1, 1996, EMPLOYER shall have responsibility for and shall cover any payments associated with the medical, disability and other insurance, as set forth on Schedule V B, which such insurance was provided to EMPLOYEE under the Employment Contract or otherwise. EMPLOYEE acknowledges that subsequent to May 1, 1996, subject to applicable law, EMPLOYER shall have no responsibility for and shall not cover any payments associated with any medical, disability or other insurance provided to EMPLOYEE under the Employment Contract or otherwise.

         C. Stock Options EMPLOYEE'S options (i) to acquire 10,000 shares of EMPLOYER'S common stock at a purchase price of $12.00 per share through July 14, 1996 are hereby extended and shall remain exercisable by EMPLOYEE through November 9, 1996 upon the terms and subject to the conditions of the Common Stock Option and Agreement attached hereto as Exhibit 1; and (ii) to acquire 12,000 shares of EMPLOYER'S common stock at a purchase price of $12.00 per share subject to EMPLOYER obtaining $.75 per share earnings are hereby terminated.

                                   ARTICLE VI
                             RESTRICTIVE COVENANTS

         A. Competition. For a period of six (6) months from May 1, 1996 , unless otherwise agreed to in writing by EMPLOYER, EMPLOYEE will not, directly or indirectly, own, manage, operate, join, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with any business engaged in providing physician contract management services in the same geographic areas in which EMPLOYER is then conducting such business. It is agreed that each of the cities, counties and other political subdivisions constituting the geographic areas in which EMPLOYER shall be





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conducting such business shall be considered a separate geographic area and a separate covenant from EMPLOYEE to EMPLOYER and the invalidity of any of such covenants shall not affect this Contract or any other covenant made hereunder.

         B. Non-Solicitation. For the period of two (2) years from the date hereof, unless otherwise agreed to in writing by EMPLOYER, EMPLOYEE will not, either on her account or for any other person, solicit, induce, attempt to induce, interfere with, or endeavor to cause (i) any former or current hospital client, or any employee, independent contractor or other affiliate of EMPLOYER or any subsidiary of EMPLOYER to modify, amend, terminate, or otherwise alter any of its relationships with EMPLOYER or EMPLOYER'S subsidiaries or affiliates; or (ii) any physician to modify, amend, terminate, or otherwise alter its relationship, Including compensation arrangements with EMPLOYER, EMPLOYER'S subsidiaries or affiliates. Further, unless otherwise agreed to in writing by EMPLOYER, for a period of two (2) years from the date hereof, EMPLOYEE agrees that she shall refrain from soliciting and shall not, directly or indirectly, as sole proprietor, independent contractor, employee, consultant, agent, partner, or joint venturer, or as an officer, director, stockholder, agent or employee of any firm, person, entity, partnership or corporation, or otherwise: (iii) solicit the employees of EMPLOYER or any subsidiary of affiliate of EMPLOYER to leave the service of EMPLOYER or a subsidiary or affiliate of EMPLOYER or (iv) solicit the business of any person, firm, partnership, joint venture, sole proprietorship or other entity to whom or which EMPLOYER or a subsidiary or affiliate of EMPLOYER was rendering services as of the date hereof.

         C. Confidentiality. EMPLOYEE agrees that she will not publish, publicize, or disseminate or cause or permit to be published, publicized or disseminated directly or indirectly and will keep entirely confidential any information or documents relating to her employment and the operations of EMPLOYER including any trade secrets or other proprietary information, and the terms of this Contract or the fact that this Contract exists, except for the purpose of enforcing this Contract should that ever become necessary nor as otherwise required by law.

         D. Remedies. In the event of an actual or threatened breach by the EMPLOYEE of Paragraph A, B or C of this Article VI, EMPLOYER shall be entitled to an injunction restraining EMPLOYEE from its prohibited conduct. If the court should hold that the duration and/or scope (geographic or otherwise) of the covenants contained herein are unreasonable, then, to the extent permitted by law, the court may prescribe a duration and/or scope (geographic or otherwise), that is reasonable and the parties agree to accept such determination, subject to their rights of appeal. Nothing contained herein shall be construed as prohibiting EMPLOYER or any third party from pursuing any of the remedies available to it for such breach or threatened breach, including recovery of damages from EMPLOYEE. In any action or proceeding to enforce the provisions of this Article VI, the prevailing party shall be reimbursed by the other party for all costs incurred in such action or proceeding, including, without limitation, all court costs and filing fees and all attorneys' fees, incurred either at the trial level or at the appellate level. If EMPLOYEE shall be in violation of any of the restrictive covenants contained in this Contract, then the time limitation otherwise applicable to such restrictive covenant shall be extended for a period





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of time equal to the period of time during which such breach or breaches occur.
If EMPLOYER seeks injunctive relief from such breach in any court, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including all appeals. The existence of any claim or cause of action by EMPLOYEE against EMPLOYER, whether predicated upon this Contract or otherwise, shall not constitute a defense to the enforcement by EMPLOYER of the foregoing restrictive covenant, but shall be litigated separately.

                                  ARTICLE VII
                                    NOTICES

         Any notice, request, demand, offer, payment or communication required or permitted to be given by any provision of this Contract shall be deemed to have been delivered and given for all purposes if written and if (a) delivered personally or by courier or delivery service, at the time of such delivery; or
(b) directed by registered or certified United States mail, postage and charges prepaid, addressed to the intended recipient, at the address specified below, at such time that the intended recipient or its agent signs or executes the receipt:

         If to EMPLOYER:                   Sterling Healthcare Group, Inc.
                                           6855 South Red Road, Suite 400
                                           Coral Gables, Florida 33134
                                           Attn: Stephen J. Dresnick, M.D.,
                                           President


         If to EMPLOYEE:                   Laura Seff
                                           7847 S.W. 105th Place
                                           Miami, Florida 33173


         Any party may change the address to which notices are to be mailed by giving written notice as provided herein to the other party. Commencing immediately after the receipt of such notice, such newly designated address shall be such person's address for purposes of all notices or other communications required or permitted to be given pursuant to this Contract.

                                   ARTICLE IX
                            CONSTRUCTION OF CONTRACT

         A. Florida Law. This Contract shall be considered for all purposes a Florida document and shall be construed pursuant to the laws of the State of Florida, and all of its provisions shall be administered according to and its validity shall be determined under the laws of the State of Florida without regard to any conflict or choice of law issues.

         B. Gender and Number. Whenever appropriate, references in this Contract in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular, unless the context clearly indicates to the contrary.





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         C.      Certain Words.  The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Contract and not to any particular article, provision or paragraph unless so required by the context.

         D. Captions. Paragraph titles or captions contained in this Contract are inserted only as a matter of convenience and/or reference, and they shall in no way be construed as limiting, extending, defining or describing either the scope or intent of this Contract or of any provision hereof.

         E. Counterparts. This Contract may be executed in one or more counterparts, and any such counterpart shall, for all purposes, be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         F. Severability. The invalidity or unenforceability of any provision hereunder (or any portion of such a provision) shall not affect the validity or enforceability of the remaining provisions (or remaining portions of such provisions) of this Contract.

                                   ARTICLE X
                                 MISCELLANEOUS

         A. Entire Contract. This Contract constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes and revokes any and all prior or existing agreements, written or oral, relating to the subject matter hereof, and this Contract shall be solely determinative of the subject matter hereof.

         B. Restrictive Covenant. In the event any restrictive covenant of this Contract shall be deemed unenforceable, invalid or overbroad in whole or in part for any reason, then any court of competent jurisdiction is hereby authorized, requested and instructed to reform such provision(s) to provide for the maximum competitive restraints upon EMPLOYEE's activities (in time and geographic area), which may then be legal and valid.

         C. Waiver. Either EMPLOYER or EMPLOYEE may, at any time or times, waive (in whole or in part) any rights or privileges to which she or it may be entitled hereunder However, no waiver by any party of any condition or of the breach of any term, covenant, representation or warranty contained in this Contract, in any one or more instances, shall be deemed to be or construed as a further continuing waiver of any other condition or of any breach of any other terms, covenants, representations or warranties contained in this Contract, and no waiver shall be effective unless it is in writing and signed by the waiving party.
         D. Attorneys' Fees. In the event that either party shall be required to retain the services of an attorney to enforce any of her or its rights hereunder, the prevailing party in any court action shall be entitled to receive from the other party all costs and expenses including (but not limited to) court costs and attorneys' fees (whether in a court of original jurisdiction or one





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or more courts of appellate jurisdiction) incurred by her or it in connection therewith.

         E. Venue. Any litigation arising hereunder shall be instituted only in Dade County, Florida, the place where this Contract was executed, and all parties hereto agree that venue shall be proper in said county for all such legal or equitable proceedings.

         F. Assignment. The rights and obligations of the parties under this Contract shall inure to the benefit of and shall be binding upon their successors, assigns, and/or other legal representatives. This Contract shall not be assignable by EMPLOYER or EMPLOYEE.

         G. Amendment. This Contract may not be amended, modified, superseded, canceled, or terminated, and any of the matters, covenants, representations, warranties or conditions hereof may not be waived, except by a written instrument executed by EMPLOYER and EMPLOYEE or, in the case of a waiver, by the party to be charged with such waiver.

         H. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than EMPLOYER and EMPLOYEE and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

I HAVE CAREFULLY READ AND FULLY UNDERSTAND THE PROVISIONS OF THIS CONTRACT AND THE RELEASE CONTAINED IN ARTICLE IV. I ACKNOWLEDGE THAT I HAVE 21 DAYS FROM THE DATE OF THIS CONTRACT TO CONSIDER IT AND TO CONSULT WITH AN ATTORNEY. I ALSO UNDERSTAND THAT IF I SIGN THIS DOCUMENT, I HAVE 7 DAYS TO REVOKE IT. MY SIGNATURE ACKNOWLEDGES THAT I HAVE ENTERED INTO THIS CONTRACT FREELY, KNOWINGLY AND VOLUNTARILY WITHOUT DURESS AND WITH A FULL UNDERSTANDING OF ITS TERMS.

IN WITNESS WHEREOF, EMPLOYER and EMPLOYEE have caused this Contract to be executed on the day and year first above written.

                                        "EMPLOYER"
                                        STERLING HEALTHCARE GROUP, INC.

                                        By:
                                           ------------------------------------
                                                Authorized Representative

                                                "EMPLOYEE"
                                        By:
                                           ------------------------------------
                                                Laura Seff





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